Exhibit 99.1

October 25, 2017

Media contact:	Investor contact:
Media Relations	Matt Grady
(206) 304-0008	Director, Investor Relations
(206) 392-5382

Alaska Air Group Reports Third Quarter 2017 Results
Financial Highlights:

•
Reported net income for the third quarter under Generally Accepted Accounting Principles ("GAAP") of $266 million or $2.14 per diluted share, compared to net income of $256 million, or $2.07 per diluted share in 2016. As the acquisition of Virgin America Inc. ("Virgin America") closed on Dec. 14, 2016, third quarter 2017 information reflects the results of Virgin America, including the impacts associated with purchase accounting. Third quarter 2016 results do not include Virgin America.

•
Reported third quarter net income, excluding merger-related costs and mark-to-market fuel hedging adjustments, of $278 million, compared to $272 million in the third quarter of 2016. Adjusted diluted earnings per share were $2.24, compared to $2.20 in the third quarter of 2016.

•	Virgin America results were accretive to EPS in the three and nine months ending September 30, 2017.

•	Paid $0.30 per-share quarterly cash dividend in the third quarter, a 9% increase over the dividend paid in the third quarter of 2016.

•	Repurchased approximately 0.6 million shares of common stock for $50 million in the first nine months of 2017.

•
Generated approximately $1.4 billion of operating cash flow and used approximately $840 million for capital expenditures, resulting in approximately $520 million of free cash flow in the first nine months of 2017.

•	Held $1.7 billion in unrestricted cash and marketable securities as of September 30, 2017.

•	Reduced debt-to-capitalization ratio to 53% as of September 30, 2017, compared to 59% as of December 31, 2016.
Operational Highlights:

•	Launched twenty new routes during the quarter, continuing the most significant network expansion in Alaska Air Group's 85-year history, bringing the total new markets since the merger to 37.

•	Overall, the integration of Virgin America is going well and a number of significant milestones are expected to be achieved in the next seven months.

•
Announced a seven-year partnership to be the official airline of the San Francisco Giants which includes, among other things, exclusive naming rights to the AT&T Park Club Level which will now be called the "Alaska Airlines Club Level."

•	Signed an exclusive multi-year partnership with Golden State Warriors star, Kevin Durant, and named him our "Advisor to the CEO."

•	Added Singapore Airlines as a global Mileage Plan partner.

•	Selected Gogo to provide next-generation satellite-based Wi-Fi across the entire Boeing and Airbus fleets, providing guests a faster and more-reliable internet connection.

•	Dropped fees for bikes, golf clubs, skis, surfboards, and other sporting equipment that exceed Alaska’s normal checked baggage weight and dimensions to $25.

•	Took delivery of four Embraer 175 jets, bringing the total operated by Horizon to ten as of September 30, 2017.

•	Placed the world's first Boeing 737-700 converted from a passenger plane to a freighter into service.
Recognition and Awards:

•	Ranked as the top U.S. airline in the Dow Jones Sustainability Index (DJSI), receiving perfect scores for “efficiency” and “reliability”.

•	Mileage Plan ranked first in the U.S. News & World Report's list of Best Airline Rewards Programs for the third consecutive year.

•	Virgin America named “Best U.S. Airline” by Condé Nast Traveler in their 2017 Reader’s Choice Awards for the 10th year in a row.

•	Ranked Best Airline in Customer Service in the 2017 worldwide SimpliFlying Awards for Excellence in Social Media.

•	Named Favorite Airline in North America for the second consecutive year by Trazee Travel.

•	Mileage Plan ranked Best Airline Elite Status Program in the U.S. by The Points Guy.

•	Recognized by the Puget Sound Business Journal as the 2017 Board Diversity Champion, for diversifying Air Group's board composition over the last five years.

•
Named one of the overall five-star major regional airlines at the Passenger Choice Awards during the APEX EXPO. Virgin America received a five-star rating for low-cost carrier, and received a top honor with a Passenger Choice Award for “Best Seat Comfort.”

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported third quarter 2017 GAAP net income of $266 million, or $2.14 per diluted share, compared to $256 million, or $2.07 per diluted share in the third quarter of 2016. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $278 million, or $2.24 per diluted share, compared to $272 million, or $2.20 per diluted share, in 2016.
“Our people delivered very strong results again this quarter,” said CEO Brad Tilden.  “At roughly the halfway point in our integration with Virgin America, and despite some unrelated challenges in our regional operation, our business is performing well, and we are very happy with the response we’ve seen in California and throughout the West to our expanding network, our focus on hospitality, and to our industry-leading mileage plan.  I want to thank our talented people for their commitment and dedication.”
The following table reconciles the company's reported GAAP net income and earnings per diluted share ("diluted EPS") for the three and nine months ended September 30, 2017, and 2016 to adjusted amounts:

	Three Months Ended September 30,
	2017		2016
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$266	$2.14	$256	$2.07
Mark-to-market fuel hedge adjustments	(5)	(0.04)	3	0.02
Special items—merger-related costs	24	0.20	22	0.18
Income tax effect on special items and fuel hedge adjustments	(7)	(0.06)	(9)	(0.07)
Non-GAAP adjusted net income and diluted EPS	$278	$2.24	$272	$2.20

	Nine Months Ended September 30,
	2017		2016
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$661	$5.31	$700	$5.63
Mark-to-market fuel hedge adjustments	7	0.06	(9)	(0.07)
Special items—merger-related costs	88	0.70	36	0.29
Income tax effect on special items and fuel hedge adjustments	(35)	(0.28)	(10)	(0.08)
Non-GAAP adjusted net income and diluted EPS	$721	$5.79	$717	$5.77
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be simulcast online at 8:30 a.m. Pacific time on October 25, 2017. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as “Alaska,” “Horizon,” and "Virgin America" respectively, and together as our “airlines.”

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines, together with Virgin America and its regional partners, flies 40 million guests a year to 118 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, Costa Rica and Cuba. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North America Satisfaction Study for 10 consecutive years from 2008 to 2017. Learn more about Alaska’s award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines, Virgin America and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, amounts presented below include Virgin America results for the three and nine months ended September 30, 2017 but not for the prior periods.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per-share amounts)	2017	2016	Change(a)	2017	2016	Change(a)
Operating Revenues:
Passenger
Mainline	$1,562	$1,073	46%	$4,390	$3,036	45%
Regional	262	249	5%	725	682	6%
Total passenger revenue	1,824	1,322	38%	5,115	3,718	38%
Freight and mail	32	31	3%	88	82	7%
Other—net	264	213	24%	768	607	27%
Total Operating Revenues	2,120	1,566	35%	5,971	4,407	35%

Operating Expenses:
Wages and benefits	475	340	40%	1,392	1,008	38%
Variable incentive pay	40	31	29%	98	95	3%
Aircraft fuel, including hedging gains and losses	368	225	64%	1,051	593	77%
Aircraft maintenance	88	64	38%	271	197	38%
Aircraft rent	70	25	180%	204	80	155%
Landing fees and other rentals	124	89	39%	338	232	46%
Contracted services	76	63	21%	234	183	28%
Selling expenses	91	58	57%	269	162	66%
Depreciation and amortization	95	101	(6)%	275	281	(2)%
Food and beverage service	50	31	61%	145	93	56%
Third-party regional carrier expense	30	25	20%	84	72	17%
Special items—merger-related costs	24	22	9%	88	36	144%
Other	150	92	63%	424	267	59%
Total Operating Expenses	1,681	1,166	44%	4,873	3,299	48%
Operating Income	439	400	10%	1,098	1,108	(1)%

Nonoperating Income (Expense):
Interest income	9	7		25	20
Interest expense	(26)	(11)		(77)	(33)
Interest capitalized	5	6		13	21
Other—net	—	—		(1)	(2)
Total Nonoperating Income (Expense)	(12)	2		(40)	6
Income Before Income Tax	427	402		1,058	1,114
Income tax expense	161	146		397	414
Net Income	$266	$256		$661	$700

Basic Earnings Per Share:	$2.15	$2.08		$5.35	$5.66
Diluted Earnings Per Share:	$2.14	$2.07		$5.31	$5.63

Shares Used for Computation:
Basic	123.467	123.149		123.501	123.648
Diluted	124.220	123.833		124.341	124.393

Cash dividend declared per share:	$0.300	$0.275		$0.900	$0.825

(a)	See Combined Comparative information in the accompanying pages for year-over-year comparisons including Virgin America.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2017	December 31, 2016
Cash and marketable securities	$1,740	$1,580

Total current assets	2,214	2,050
Property and equipment—net	6,230	5,666
Goodwill	1,934	1,934
Intangible assets	135	143
Other assets	226	169
Total assets	10,739	9,962

Air traffic liability	1,103	849
Current portion of long-term debt	334	319
Other current liabilities	1,328	1,367
Current liabilities	2,765	2,535
Long-term debt	2,367	2,645
Other liabilities and credits	2,116	1,851
Shareholders' equity	3,491	2,931
Total liabilities and shareholders' equity	$10,739	$9,962

Debt-to-capitalization ratio, adjusted for operating leases(a)	53%	59%

Number of common shares outstanding	123.387	123.328

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, Consolidated and Mainline amounts presented below include Virgin America results for the three and nine months ended September 30, 2017 but not for the prior periods.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change(d)	2017	2016	Change(d)
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,645	9,054	28.6%	33,063	25,536	29.5%
RPMs (000,000) "traffic"	13,811	9,601	43.8%	39,073	27,569	41.7%
ASMs (000,000) "capacity"	16,164	11,212	44.2%	46,170	32,728	41.1%
Load factor	85.4%	85.6%	(0.2) pts	84.6%	84.2%	0.4 pts
Yield	13.21¢	13.77¢	(4.1)%	13.09¢	13.49¢	(3.0)%
PRASM	11.29¢	11.79¢	(4.2)%	11.08¢	11.36¢	(2.5)%
RASM	13.12¢	13.97¢	(6.1)%	12.93¢	13.47¢	(4.0)%
CASMex(b)	7.98¢	8.20¢	(2.7)%	8.09¢	8.16¢	(0.9)%
Economic fuel cost per gallon(b)	$1.80	$1.58	13.9%	$1.76	$1.47	19.7%
Fuel gallons (000,000)	207	140	47.9%	592	410	44.4%
ASM's per gallon	78.1	80.1	(2.5)%	78.0	79.8	(2.3)%
Average number of full-time equivalent employees (FTE)	20,743	14,674	41.4%	19,723	14,500	36.0%

Mainline Operating Statistics:
Revenue passengers (000)	9,142	6,507	40.5%	25,875	18,432	40.4%
RPMs (000,000) "traffic"	12,694	8,595	47.7%	36,046	24,767	45.5%
ASMs (000,000) "capacity"	14,796	9,987	48.2%	42,398	29,216	45.1%
Load factor	85.8%	86.1%	(0.3) pts	85.0%	84.8%	0.2 pts
Yield	12.31¢	12.49¢	(1.4)%	12.18¢	12.26¢	(0.7)%
PRASM	10.56¢	10.75¢	(1.8)%	10.36¢	10.39¢	(0.3)%
RASM	12.40¢	12.96¢	(4.3)%	12.22¢	12.53¢	(2.5)%
CASMex(b)	7.28¢	7.28¢	—%	7.32¢	7.21¢	1.5%
Economic fuel cost per gallon(b)	$1.79	$1.57	14.0%	$1.76	$1.46	20.5%
Fuel gallons (000,000)	183	119	53.8%	526	350	50.3%
ASM's per gallon	80.9	83.9	(3.6)%	80.6	83.5	(3.5)%
Average number of FTE's	15,862	11,397	39.2%	15,439	11,260	37.1%
Aircraft utilization	16.1	10.6	51.9%	15.7	10.7	46.7%
Average aircraft stage length	1,300	1,203	8.1%	1,296	1,218	6.4%
Operating fleet	218	154	64 a/c	218	154	64 a/c

Regional Operating Statistics:(c)
Revenue passengers (000)	2,503	2,547	(1.7)%	7,188	7,105	1.2%
RPMs (000,000) "traffic"	1,117	1,006	11.0%	3,027	2,801	8.1%
ASMs (000,000) "capacity"	1,368	1,225	11.7%	3,772	3,512	7.4%
Load factor	81.7%	82.1%	(0.4) pts	80.2%	79.8%	0.4 pts
Yield	23.48¢	24.75¢	(5.1)%	23.95¢	24.35¢	(1.6)%
PRASM	19.17¢	20.32¢	(5.7)%	19.22¢	19.43¢	(1.1)%
Operating fleet	83	69	14 a/c	83	69	14 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers.

(d)	See Combined Comparative information in the accompanying pages for year-over-year comparisons including Virgin America.

SUPPLEMENTARY COMBINED COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)

We believe that analysis of specific financial and operational results on a combined basis provides more meaningful year-over-year comparisons. The table below provides "Combined Comparative" results for the three and nine months ended September 30, 2016, determined as the sum of the historical consolidated results of Air Group and of Virgin America. Virgin America's financial information has been conformed to reflect Air Group's historical financial statement presentation for each period presented. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016		2017	2016
(in millions, except operating statistics)	As Reported	Combined	Change	As Reported	Combined	Change
Combined Comparative Operating Results
Passenger revenue	$1,824	$1,724	6%	$5,115	$4,833	6%
Other revenue	296	288	3%	856	808	6%
Total Operating Revenues	2,120	2,012	5%	5,971	5,641	6%
Non-fuel operating expense	1,313	1,216	8%	3,822	3,518	9%
Fuel expense	368	306	20%	1,051	822	28%
Total Operating Expenses	1,681	1,522	10%	4,873	4,340	12%
Operating Income	439	490	(10)%	1,098	1,301	(16)%
Nonoperating income (expense)	(12)	(3)	300%	(40)	(8)	400%
Income Before Tax	427	487	(12)%	1,058	1,293	(18)%
Special items—merger-related costs	24	24	—%	88	44	100%
Mark-to-market fuel hedge adjustments	(5)	3	(267)%	7	(11)	(164)%
Adjusted Income Before Tax	$446	$514	(13)%	$1,153	$1,326	(13)%

Combined Comparative Operating Statistics
Revenue passengers (000)	11,645	11,229	3.7%	33,063	31,565	4.7%
RPMs (000,000)	13,811	12,922	6.9%	39,073	36,670	6.6%
ASMs (000,000)	16,164	15,079	7.2%	46,170	43,549	6.0%
Load Factor	85.4%	85.7%	(0.3) pts	84.6%	84.2%	0.4 pts
PRASM	11.29¢	11.43¢	(1.2)%	11.08¢	11.10¢	(0.2)%
RASM	13.12¢	13.34¢	(1.6)%	12.93¢	12.95¢	(0.2)%
CASMex	7.98¢	7.90¢	1.0%	8.09¢	7.98¢	1.4%

2016 Combined Comparative Operating Results and Statistics

Refer to our Investor Update issued on April 12, 2017 on Form 8-K for combined comparative operating results and statistics for each of the quarters, including the the calculation of the three and nine months ended September 30, 2016 combined data, and full year 2016.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, Consolidated and Mainline amounts presented below include Virgin America results for the three and nine months ended September 30, 2017 but not for the prior periods.

	Three Months Ended September 30, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,562	$—	$—	$—	$1,562	$—	$1,562
Regional	—	262	—	—	262	—	262
Total passenger revenues	1,562	262	—	—	1,824	—	1,824
CPA revenues	—	—	112	(112)	—	—	—
Freight and mail	30	1	1	—	32	—	32
Other—net	242	21	1	—	264	—	264
Total operating revenues	1,834	284	114	(112)	2,120	—	2,120
Operating expenses
Operating expenses, excluding fuel	1,077	219	105	(112)	1,289	24	1,313
Economic fuel	328	45	—	—	373	(5)	368
Total operating expenses	1,405	264	105	(112)	1,662	19	1,681
Nonoperating income (expense)
Interest income	11	—	—	(2)	9	—	9
Interest expense	(23)	—	(4)	1	(26)	—	(26)
Other	5	—	—	—	5	—	5
Total Nonoperating income (expense)	(7)	—	(4)	(1)	(12)	—	(12)
Income (loss) before income tax	$422	$20	$5	$(1)	$446	$(19)	$427

	Three Months Ended September 30, 2016
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,073	$—	$—	$—	$1,073	$—	$1,073
Regional	—	249	—	—	249	—	249
Total passenger revenues	1,073	249	—	—	1,322	—	1,322
CPA revenues	—	—	109	(109)	—	—	—
Freight and mail	30	1	—	—	31	—	31
Other—net	190	21	1	1	213	—	213
Total operating revenues	1,293	271	110	(108)	1,566	—	1,566
Operating expenses
Operating expenses, excluding fuel	727	202	99	(109)	919	22	941
Economic fuel	188	34	—	—	222	3	225
Total operating expenses	915	236	99	(109)	1,141	25	1,166
Nonoperating income (expense)
Interest income	7	—	—	—	7	—	7
Interest expense	(7)	—	(2)	(2)	(11)	—	(11)
Other	5	—	—	1	6	—	6
Total Nonoperating income (expense)	5	—	(2)	(1)	2	—	2
Income (loss) before income tax	$383	$35	$9	$—	$427	$(25)	$402

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs and mark-to-market fuel hedge accounting adjustments.

	Nine Months Ended September 30, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$4,390	$—	$—	$—	$4,390	$—	$4,390
Regional	—	725	—	—	725	—	725
Total passenger revenues	4,390	725	—	—	5,115	—	5,115
CPA revenues	—	—	317	(317)	—	—	—
Freight and mail	84	3	1	—	88	—	88
Other—net	708	57	3	—	768	—	768
Total operating revenues	5,182	785	321	(317)	5,971	—	5,971
Operating expenses
Operating expenses, excluding fuel	3,101	625	324	(316)	3,734	88	3,822
Economic fuel	924	120	—	—	1,044	7	1,051
Total operating expenses	4,025	745	324	(316)	4,778	95	4,873
Nonoperating income (expense)
Interest income	27	—	—	(2)	25	—	25
Interest expense	(68)	—	(9)	—	(77)	—	(77)
Other	11	—	1	—	12	—	12
Total Nonoperating income (expense)	(30)	—	(8)	(2)	(40)	—	(40)
Income (loss) before income tax	$1,127	$40	$(11)	$(3)	$1,153	$(95)	$1,058

	Nine Months Ended September 30, 2016
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$3,036	$—	$—	$—	$3,036	$—	$3,036
Regional	—	682	—	—	682	—	682
Total passenger revenues	3,036	682	—	—	3,718	—	3,718
CPA revenues	—	—	322	(322)	—	—	—
Freight and mail	79	3	—	—	82	—	82
Other—net	546	57	3	1	607	—	607
Total operating revenues	3,661	742	325	(321)	4,407	—	4,407
Operating expenses
Operating expenses, excluding fuel	2,107	580	305	(322)	2,670	36	2,706
Economic fuel	512	90	—	—	602	(9)	593
Total operating expenses	2,619	670	305	(322)	3,272	27	3,299
Nonoperating income (expense)
Interest income	19	—	1	—	20	—	20
Interest expense	(23)	—	(7)	(3)	(33)	—	(33)
Other	15	—	—	4	19	—	19
Total Nonoperating income (expense)	11	—	(6)	1	6	—	6
Income (loss) before income tax	$1,053	$72	$14	$2	$1,141	$(27)	$1,114

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, amounts presented below include Virgin America results for the three and nine months ended September 30, 2017 but not for the prior period.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
Consolidated:
CASM	10.40	¢	10.40	¢	10.55	¢	10.08	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.27		2.01		2.27		1.81
Special items—merger-related costs	0.15		0.19		0.19		0.11
CASM excluding fuel and special items	7.98	¢	8.20	¢	8.09	¢	8.16	¢

Mainline:
CASM	9.63	¢	9.41	¢	9.72	¢	9.06	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.19		1.91		2.19		1.72
Special items—merger-related costs	0.16		0.22		0.21		0.13
CASM excluding fuel and special items	7.28	¢	7.28	¢	7.32	¢	7.21	¢

Fuel Reconciliation
	Three Months Ended September 30,
	2017		2016
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$368	$1.78	$218	$1.55
Losses on settled hedges	5	0.02	4	0.03
Consolidated economic fuel expense	373	1.80	222	1.58
Mark-to-market fuel hedge adjustment	(5)	(0.02)	3	0.02
GAAP fuel expense	$368	$1.78	$225	$1.60
Fuel gallons	207		140

	Nine Months Ended September 30,
	2017		2016
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,030	$1.74	$590	$1.44
Losses on settled hedges	14	0.02	12	0.03
Consolidated economic fuel expense	$1,044	$1.76	$602	$1.47
Mark-to-market fuel hedge adjustment	7	0.01	(9)	(0.02)
GAAP fuel expense	$1,051	$1.77	$593	$1.45
Fuel gallons	592		410

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share ("EPS") using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus 320 family jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile